NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Scott Eckstein
(312) 346-8100	(212) 827-3766

OLD REPUBLIC REPORTS RESULTS FOR THE FIRST QUARTER 2015

CHICAGO – April 23, 2015 – Old Republic International Corporation (NYSE: ORI) today reported financial results for the first quarter of 2015. Pretax operating income rose 27.6 percent year-over-year as title insurance and the RFIG run-off segment registered increases of 233.5 percent and 79.9 percent, respectively. The general insurance segment’s performance produced nearly equal results year-over-year as underwriting profits lagged slightly. Net income for the first three months of 2015 was much lower when compared to the same period last year which benefitted from substantially greater realized gains from sales of securities.

The major components of consolidated results and related data are summarized in the following table.

Financial Highlights (a)
	Quarters Ended March 31,
	2015		2014
Operating revenues:
General insurance	$803.0		$745.3
Title insurance	436.6		401.8
Corporate and other	7.1	(b)	18.2
Subtotal	1,246.8		1,165.3
RFIG run-off business	64.4		73.9
Total	$1,311.3		$1,239.3
Pretax operating income (loss):
General insurance	$82.0		$81.8
Title insurance	15.9		4.7
Corporate and other	1.6		(0.5)
Subtotal	99.6		86.1
RFIG run-off business	35.2		19.5
Total	134.8		105.7
Realized investment gains (losses):
From sales	18.8		191.2
From impairments	-		-
Net realized investment gains (losses)	18.8		191.2
Consolidated pretax income (loss)	153.7		296.9
Income taxes (credits)	50.3		102.5
Net income (loss)	$103.4		$194.4
Components of diluted earnings per share:
Net operating income (loss):
General insurance	$0.19		$0.19
Title insurance	0.03		0.01
Corporate and other	0.02		0.01
Subtotal	0.24		0.21
RFIG run-off business	0.08		0.04
Total	0.32		0.25
Net realized investment gains (losses)	0.04		0.42
Net income (loss)	$0.36		$0.67
Cash dividends paid per share	$0.1850		$0.1825
Ending book value per share	$15.48		$14.97

(a)Unaudited; All amounts in this report are in millions except per share data and percentages.
(b)Reflects the transfer of accident insurance business from a life and accident subsidiary to a general insurance affiliate resulting in a $10.4 reduction in premiums during the first quarter of 2015.

Old Republic International Corporation

The preceding table shows both operating and net income to highlight the effects of realized investment gain or loss recognition on period-to-period earnings comparisons. Management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that this measure enhances an understanding of Old Republic’s core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

The timing of realized investment gain or loss recognition can be highly discretionary and arbitrary due to such factors as individual securities sales, recording of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Since 2013, asset management operations have in part been oriented toward an enhancement of income from interest and dividends. To a large extent, this strategy has led to sales of non-income producing or low-yielding securities. Proceeds from these sales have largely been reinvested in higher yielding common shares of American companies with distinguished long-term records of earnings and dividend growth.

General Insurance Results – The table below shows the major elements of general insurance performance for the first quarter of this and the preceding year.

	General Insurance Group
	Quarters Ended March 31,
	2015	2014	Change
Net premiums earned	$703.3	$656.4	7.1%
Net investment income	73.7	65.9	11.8
Benefits and claim costs	518.8	477.4	8.7
Pretax operating income (loss)(*)	$82.0	$81.8	0.2%

Claim ratio	73.8%	72.7%
Expense ratio	23.5	23.5
Composite underwriting ratio	97.3%	96.2%

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $4.3 and $16.4 of pretax operating losses for the first quarter 2015 and 2014, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

As the above table shows, consolidated general insurance results were basically flat year-over-year. The latest quarter’s net premium growth of 7.1 percent was essentially unchanged from the percentage increase posted in last year’s final quarter. The composite ratio of 97.3 percent for the first three months of 2015 was a bit higher than 2014’s first quarter leading to a slight reduction in underwriting income. This was largely due to higher claim costs in commercial automobile insurance by virtue of greater frequency and severity of claims. Claim ratios in workers’ compensation and general liability insurance subsided somewhat from last year’s higher levels. Prior years’ loss development in the first three months of 2015 was slightly deficient by comparison to modest favorable development in the same 2014 period.

The relatively small decline in underwriting profitability from all these factors was more than offset by an 11.8 percent rise in investment income. This reflects both a larger invested asset base and a continuing yield improvement from dividends on high quality common stock investments.

Title Insurance Results – Earnings for this year’s first quarter continued in a highly positive vein as indicated in the comparative table which follows.

	Title Insurance Group
	Quarters Ended March 31,
	2015	2014	Change
Net premiums and fees earned	$428.3	$393.8	8.7%
Net investment income	7.9	7.1	12.0
Claim costs	23.8	23.8	0.1
Pretax operating income (loss)	$15.9	$4.7	233.5%

Claim ratio	5.6%	6.1%
Expense ratio	92.1	94.0
Composite underwriting ratio	97.7%	100.1%

Old Republic International Corporation

The latest quarter’s substantial bottom line improvement in comparison with the same quarter of 2014 was largely the result of much improved performance from the basic underwriting and related services functions of the business. Compared with the small underwriting/service loss in 2014, this year’s operations rose to profitability as both claim and operating costs declined relative to premiums and fees revenues. Stronger housing and commercial property transactions, as well as continued market share strength led to an 8.7 percent year-over-year gain in premiums and fees revenues. Net investment income growth of 12.0 percent reflected greater yields from a larger invested asset portfolio.

RFIG Run-off Business Results – The tables below show RFIG’s comparative results with and without the combination of run-off mortgage guaranty (“MI”) and consumer credit indemnity (“CCI”) coverages.

	RFIG Run-off Business
	Quarters Ended March 31,
	2015	2014	Change
A. MI:
Net premiums earned	$52.6	$58.8	-10.5%
Net investment income	6.1	8.1	-24.7
Claim costs	13.5	22.9	-40.8
Pretax operating income (loss)	$40.0	$36.8	8.7%

Claim ratio	25.8%	39.0%
Expense ratio	9.8	12.2
Composite underwriting ratio	35.6%	51.2%

B. CCI(*):
Net premiums earned	$5.4	$6.8	-19.8%
Net investment income	0.1	0.1	44.5
Benefits and claim costs	9.9	23.4	-57.5
Pretax operating income (loss)	$(4.7)	$(17.2)	72.2%

Claim ratio	181.7%	343.0%
Expense ratio	9.3	10.8
Composite underwriting ratio	191.0%	353.8%

C. Total MI and CCI business run-off:
Net premiums earned	$58.1	$65.6	-11.5%
Net investment income	6.3	8.3	-23.5
Benefits and claim costs	23.5	46.4	-49.3
Pretax operating income (loss)	$35.2	$19.5	79.9%

Claim ratio	40.5%	70.7%
Expense ratio	9.7	12.1
Composite underwriting ratio	50.2%	82.8%

(*) In connection with the run-off MI and CCI combination, $4.3 and $16.4 of pretax operating losses for the first quarter 2015 and 2014, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that section (B) in the above table incorporates 100% of the CCI run-off business results.

Consistent with a run-off operating mode, the MI and CCI lines posted further declines in earned premiums. MI net investment income was also much lower due to a substantial reduction in investable assets since mid-year 2014. This reflects a July 2014 payment of approximately $657 for previously deferred claim settlements held in reserve and subsequently paid following regulatory approval.

The resumed profitability of mortgage guaranty operations since 2013’s second quarter reflects much lower claim provisions. Key factors driving this outcome relate mostly to the continued decline in reported delinquencies and higher rates at which previously reported defaults are cured or otherwise resolved without payment. The improved cure rates are a reflection of gradually improving trends in home prices, foreclosures, and real estate activity in general. Since year-end 2012, these factors have led to favorable developments of prior year-end claim reserves. For the first quarters of 2015 and 2014, these positive outcomes have contributed to a lowering of claim ratios by 80.6 and 124.0 percentage points, respectively.

CCI results were much improved in this year’s first quarter. This reflected lower litigation-related and normal claim costs, as well as reduced administrative expenses.

Old Republic International Corporation

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with operations of the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by these relatively minor elements of Old Republic's business stem from volatility inherent to the small scale of life and accident insurance operations, and net interest costs pertaining to external and intra-system financing arrangements. For this year’s first quarter, the much lower life & accident premium volume reflects the transfer of accident insurance premiums from a life and accident subsidiary to a general insurance group affiliate; the effect on pretax operating income (loss) was negligible. The interplay of these various operating elements is summarized in the following table:

	Corporate and Other Operations
	Quarters Ended March 31,
	2015	2014	Change
Life & accident premiums earned	$4.6	$16.7	-72.2%
Net investment income	3.3	1.3	143.4
Other income	(0.8)	-	N/M
Benefits and claim costs	3.8	12.3	-68.5
Insurance expenses	2.2	7.6	-71.3
Corporate, interest, and other expenses-net	(0.5)	(1.2)	56.2%
Pretax operating income (loss)	$1.6	$(0.5)	N/M

Consolidated Results – The combination of all of the above changes and events in Old Republic's business segments contributed to the following consolidated results:

	ORI Consolidated
	Quarters Ended March 31,
	2015	2014	Change
Net premiums and fees earned	$1,194.4	$1,132.7	5.4%
Net investment income	91.4	82.8	10.4
Other income	25.4	23.8	6.8
Operating revenues	1,311.3	1,239.3	5.8
Benefits and claims	570.1	560.0	1.8
Sales and general expenses	595.7	567.8	4.9
Interest and other costs	10.5	5.7	84.0
Total operating expenses	1,176.4	1,133.6	3.8
Pretax operating income (loss)	134.8	105.7	27.6
Income taxes (credits)	43.6	35.5	22.8
Net operating income (loss)	91.1	70.1	30.0
Realized investment gains (losses)	18.8	191.2	-90.1
Income taxes (credits) on realized investment gains (losses)	6.6	66.9
Net realized investment gains (losses)	12.2	124.3	-90.1
Net income (loss)	$103.4	$194.4	-46.8

Consolidated operating cash flow	$190.8	$135.4	40.8%

Claim ratio	47.7%	49.4%
Expense ratio	47.5	47.7
Composite underwriting ratio	95.2%	97.1%

Consolidated operating cash flow contributed positively to investable funds by $190.8 and $135.4 in the first three months of 2015 and 2014, respectively. Excluding the MI and CCI operating cash flows, these amounts would be $223.6 and $133.3, respectively.

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity – The table below reflects Old Republic’s consolidated cash and invested asset balances as well as the shareholders’ equity account at the dates shown.

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		March 31,	Dec. 31,	March 31,	March '15/	March '15/
		2015	2014	2014	Dec. '14	March '14
Cash and invested assets:	Fair value basis	$11,489.9	$11,291.6	$11,286.3	1.8%	1.8%
	Original cost basis	$10,861.2	$10,717.9	$10,765.8	1.3%	0.9%

Shareholders' equity:	Total	$4,014.2	$3,924.0	$3,865.8	2.3%	3.8%
	Per common share	$15.48	$15.15	$14.97	2.2%	3.4%

Composition of shareholders' equity per share:
Equity before items below		$14.24	$14.02	$13.74	1.6%	3.6%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		1.24	1.13	1.23
Total		$15.48	$15.15	$14.97	2.2%	3.4%

Segmented composition of shareholders' equity per share:
Excluding run-off segment		$14.56	$14.35	$14.89	1.5%	-2.2%
RFIG run-off segment		0.92	0.80	0.08
Total		$15.48	$15.15	$14.97	2.2%	3.4%

Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of their capital accounts. As a result, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of March 31, 2015 the consolidated investment portfolio reflected a current allocation of approximately 82 percent to fixed-maturity and short-term investments, and 18 percent to equities. Exposure to high quality dividend-paying equity securities has been emphasized since 2013. Asset quality of the fixed maturity portfolio has remained at high levels.

Changes in shareholders’ equity per share are reflected in the following table. As indicated, the changes resulted mostly from each year’s net income or loss, increased dividend payments to shareholders, and changes in the value of invested assets carried at fair value.

	Shareholders' Equity Per Share
	Quarters Ended March 31,
	2015	2014
Beginning balance	$15.15	$14.64
Changes in shareholders' equity:
Net operating income (loss)	0.35	0.27
Net realized investment gains (losses):
From sales	0.05	0.48
From impairments	-	-
Subtotal	0.05	0.48
Net unrealized investment gains (losses)	0.14	(0.21)
Total realized and unrealized investment gains (losses)	0.19	0.27
Cash dividends	(0.19)	(0.18)
Stock issuance, foreign exchange, and other transactions	(0.02)	(0.03)
Net change	0.33	0.33
Ending balance	$15.48	$14.97

Old Republic International Corporation

Capitalization – In last year’s third quarter the Company raised $400 through a public offering of 10-year notes. Since then no changes other than those noted immediately above have occurred in Old Republic’s consolidated debt and equity capitalizations.

	Capitalization
	March 31,	December 31,	March 31,
	2015	2014	2014
Debt:
3.75% Convertible Senior Notes due 2018	$550.0	$550.0	$550.0
4.875% Senior Notes due 2024	400.0	400.0	-
ESSOP debt with an average yield of approximately 3.7%	11.7	15.0	15.0
Other miscellaneous debt	-	-	1.2
Total debt	961.7	965.0	566.2
Common shareholders' equity	4,014.2	3,924.0	3,865.8
Total capitalization	$4,975.9	$4,889.1	$4,432.0

Capitalization ratios:
Debt	19.3%	19.7%	12.8%
Common shareholders' equity	80.7	80.3	87.2
Total	100.0%	100.0%	100.0%

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its first quarter 2015 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	the call can also be accessed by phone at 888-572-7034.

Interested parties may also listen to a replay of the call through April 30, 2015 by dialing 877-870-5176, passcode 9817021, or by accessing it on Old Republic International's website through May 23, 2015.

About Old Republic
Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $17.20 billion and common shareholders' equity of $4.01 billion, or $15.48 per share. Its current stock market valuation is approximately $3.97 billion, or $15.21 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2014, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 11.0 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.6 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 9.7 percent per share, and the regular cash dividend has grown at a 9.5 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 98 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Safe Harbor Statement

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Old Republic International Corporation

	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		March 31,	December 31,	March 31,
	SUMMARY BALANCE SHEETS:	2015	2014	2014
	Assets:
	Cash and fixed maturity securities	$9,310.8	$9,163.4	$9,976.4
	Equity securities	2,057.5	2,011.7	1,190.0
	Other invested assets	121.5	116.4	119.8
	Cash and invested assets	11,489.9	11,291.6	11,286.3
	Accounts and premiums receivable	1,335.7	1,287.6	1,288.0
Federal income tax recoverable:	Current	-	29.2	9.2
	Deferred	16.8	37.0	78.3
	Prepaid federal income taxes	53.5	45.7	20.1
	Reinsurance balances recoverable	3,430.1	3,422.5	3,270.3
	Sundry assets	875.1	874.2	858.5
	Total	$17,201.3	$16,988.1	$16,811.0
	Liabilities and Shareholders' Equity:
	Policy liabilities	$1,877.3	$1,832.7	$1,782.8
	Benefit and claim reserves	9,132.8	9,122.0	9,498.0
	Federal income tax payable: Current	18.7	-	-
	Debt	961.7	965.0	566.2
	Sundry liabilities	1,196.4	1,144.2	1,098.1
	Shareholders' equity	4,014.2	3,924.0	3,865.8
	Total	$17,201.3	$16,988.1	$16,811.0

		Quarters Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	March 31,		March 31,
		2015	2014	2015	2014
	Net premiums and fees earned	$1,194.4	$1,132.7	$4,872.8	$4,852.7
	Net investment income	91.4	82.8	354.1	322.2
	Other income	25.4	23.8	103.2	93.5
	Net realized investment gains (losses)	18.8	191.2	99.9	334.8
	Total revenues	1,330.2	1,430.6	5,430.2	5,603.3
	Benefits and claims	570.1	560.0	2,524.6	2,214.7
	Sales and general expenses	595.7	567.8	2,408.9	2,481.6
	Interest and other costs	10.5	5.7	30.4	21.5
	Total expenses	1,176.4	1,133.6	4,964.0	4,717.9
	Pretax income (loss)	153.7	296.9	466.2	885.3
	Income taxes (credits)	50.3	102.5	147.4	299.3
	Net income (loss)	$103.4	$194.4	$318.7	$586.0

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$0.40	$0.75	$1.23	$2.27
	Diluted	$0.36	$0.67	$1.13	$2.04
	Components of earnings per share:
	Basic, net operating income (loss)	$0.35	$0.27	$0.98	$1.43
	Realized investment gains (losses)	0.05	0.48	0.25	0.84
	Basic net income (loss)	$0.40	$0.75	$1.23	$2.27
	Diluted, net operating income (loss)	$0.32	$0.25	$0.91	$1.30
	Realized investment gains (losses)	0.04	0.42	0.22	0.74
	Diluted net income (loss)	$0.36	$0.67	$1.13	$2.04
	Cash dividends on common stock	$.1850	$.1825	$.7325	$.7225
	Book value per share			$15.48	$14.97
	Common shares outstanding:
	Average basic	259,118,634	257,933,928	258,868,456	257,690,189
	Average diluted	295,547,223	294,513,903	295,352,039	294,150,269
	Actual, end of period			259,381,563	258,168,607

	SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$103.4	$194.4	$318.7	$586.0
	Post-tax net unrealized gains (losses)	35.9	(55.1)	70.5	(289.2)
	Other adjustments	(7.4)	(3.5)	(69.2)	60.4
	Net adjustments	28.4	(58.7)	1.3	(228.8)
	Comprehensive income (loss)	$131.8	$135.7	$320.0	$357.2

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2014 Form 10-K Annual Report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com